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                                 EXHIBIT (9)(c)

                Form of Amended Schedule A to the Transfer Agency
                      Agreement between the Registrant and
                         BISYS Fund Services Ohio, Inc.


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                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                             BB&T MUTUAL FUNDS GROUP
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
              (FORMERLY KNOWN AS THE WINSBURY SERVICE CORPORATION)

    FUNDS PORTFOLIOS
------------------------
U.S. Treasury Money Market Fund
Short-Intermediate U.S. Government Income Fund
Intermediate U.S. Government Bond Fund
Growth and Income Stock Fund
Balanced Fund
Small Company Growth Fund
International Equity Fund
Capital Manager Conservative Growth Fund
Capital Manager Moderate Growth Fund
Capital Manager Growth Fund

                                             BISYS FUND SERVICES, INC.

                                             By:
                                                ---------------------------
                                                     J. David Huber
                                             Title:  Executive Vice President


                                             BB&T MUTUAL FUNDS GROUP

                                             By:
                                                ---------------------------
                                                     Richard B. Ille
                                             Title:  President